Form 10KSB Page 28

Exhibit 21

                         LIST OF COMPANY'S SUBSIDIARIES

Subsequent Event August 19, 2005:
Parallel Robotics Systems Corporation
Incorporated in New Hampshire in January, 2002
DBA Parallel Robotics Systems Corporation